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                                                                    EXHIBIT 14.2

                              SAND TECHNOLOGY INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   PURPOSE

     The Audit Committee (the "Committee") of Sand Technology Inc. (the "Corporation") is a committee of the Board of Directors which has responsibility under the governing legislation of the Corporation to review the financial statements, accounting policies and reporting procedures of the Corporation.

     The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public, the systems of internal controls of the Corporation regarding finance, accounting and legal compliance that management and the Board have established, and the auditing, accounting and financial reporting processes of the Corporation generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the policies, procedures and practices at all levels of the Corporation.

     The primary duties and responsibilities of the Committee are to:

     o Serve as an independent and objective party to monitor the financial reporting process and the system of internal controls of the Corporation.

     o Monitor the independence and performance of the auditor appointed pursuant to the CANADA BUSINESS CORPORATIONS ACT (the "Auditor") and the internal audit function of the Corporation.

     o Provide an open avenue of communication among the Auditor, financial and senior management and the Board of Directors.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     o The Committee shall be comprised of three or more directors, each of whom shall be independent non-management directors, as determined by the Board of Directors. The composition of the Committee shall adhere to all applicable corporate and securities laws and all requirements of the stock exchanges on which shares of the Corporation are listed. In particular, the composition of the Committee


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          shall be in accordance with (i) the U.S. Securities Exchange Act of
          1934, as amended, (ii) the NASDAQ listing standards regarding the composition of the Committee (including concept of "independence" as established by NASDAQ) and the required qualifications and experience of the members of the Committee, subject to any exemptions or other relief that may be granted from time to time.

     o All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" in accordance with applicable laws and all requirements of the stock exchanges on which shares of the Corporation are listed.

     o Members of the Committee shall be elected by the Board at the annual organizational meeting of the Board (typically held immediately after the annual meeting of shareholders) or such other times as shall be determined by the Board and shall serve until the next such meeting or until their successors shall be duly elected and qualified.

     o Any member of the Committee may be removed or replaced at any time by the Board of Directors and shall cease to be a member of the Committee as soon as such member ceases to be a director. Subject to the foregoing, each member of the Committee shall hold such office until the next annual meeting of shareholders after his or her election as a member of the Committee.

     o The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board of Directors may from time to time determine.

III. MEETINGS

     o The Committee may appoint one of its members to act as Chairman of the Committee. The Chairman will appoint a secretary who will keep minutes of all meetings (the "Secretary"). The Secretary does not have to be a member of the Committee or a director and can be changed by simple notice from the Chairman.

     o No business may be transacted by the Committee except at a meeting at which a quorum of the Committee is present or by a resolution in writing signed by all members of the Committee. A majority of the members of the Committee shall constitute a quorum, provided that if the number of members of the Committee is an even number, one half of the number of members plus one shall constitute a quorum.


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     o    The Committee will meet as many times as is necessary to carry out its responsibilities but in no event will the Committee meet less than four times a year. The Committee shall meet at least once annually with the Auditor, with management not present. As part of its job to foster open communication, the Committee should meet at least annually with management, and the Auditor in separate executive sessions to discuss any matters that the Committee or each of these parties believe should be discussed privately. In addition, the Committee shall meet with the Auditor and management at least quarterly to review the financial statements of the Corporation.

     o The time at which, and the place where, the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meetings shall be determined by the Chairman, unless otherwise provided for in the By-Laws of the Corporation or otherwise determined by resolution of the Board of Directors.

     o The Committee may invite to, or require the attendance at, any meeting of the Committee, such officers and employees of the Corporation, legal counsel or other persons as it deems necessary in order to perform its duties and responsibilities. The Auditor and the internal auditor should also be requested or required to attend meetings of the Committee and make presentations to the Committee as appropriate.

     o Subject to the provisions of the governing legislation of the Corporation and applicable regulations and stock exchange rules, if required for expediency or to prevent loss to the Corporation, the Chairman of the Committee may exercise the powers of the Committee in between meetings of the Committee. In such event, the Chairman shall immediately report to the members of the Committee and the actions or decisions taken in the name of the Committee shall be recorded in the proceedings of the Committee.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

     DOCUMENTS/REPORTS REVIEW

     o Review and recommend for approval to the Board of Directors of the Corporation any revisions or updates to this Charter. This review should be done periodically, but at least annually, as conditions dictate.


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     o    Review the interim unaudited quarterly financial statements and the annual audited financial statements, and the related press releases of the Corporation and report on them to the Board of Directors.

     o Satisfy itself, on behalf of the Board of Directors, that the unaudited quarterly financial statements and annual audited financial statements of the Corporation are fairly presented both in accordance with generally accepted accounting principles and otherwise, and recommend to the Board of Directors whether the quarterly and annual financial statements should be approved.

     o Satisfy itself, on behalf of the Board of Directors, that the information contained in the quarterly financial statements of the Corporation, annual report to shareholders and other financial publications, such as Management's Discussion and Analysis of Financial Condition and Results of Operations, the Annual Report on Form 20-F and similar documentation required pursuant to the laws of the United States does not contain any untrue statement of any material fact or omit to state a material fact that is required or necessary to make a statement not misleading, in light of the circumstances under which it was made.

     o Review any reports or other financial information of the Corporation submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the Auditor.

     o Review, and if deemed advisable, approve all related party transactions as defined in the governing legislation of the Corporation and in any applicable regulations and stock exchange rules including the NASDAQ Corporate Governance Rules.

     o Have the right, for the purpose of performing their duties: (i) to inspect all the books and records of the Corporation and its subsidiaries; (ii) to discuss such accounts and records and any matters relating to the financial position of the Corporation with the officers and auditors of the Corporation and its subsidiaries and the Auditor; (iii) to commission reports or supplemental information relating to the financial information; (iv) to require the Auditor to attend any or every meeting of the Committee; and (v) to engage such independent counsel and other advisors as are necessary in the determination of the Committee.

     o Permit the Board of Directors to refer to the Committee such matters and questions relating to the financial position of the Corporation and its affiliates or the reporting related to it as the Board of Directors may from time to time see fit.

     INDEPENDENT AUDITOR

     o Be directly and solely responsible for the appointment, compensation, and oversight of the work of the Auditor of the Corporation, with such Auditor being ultimately accountable to the Board and the Committee.


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     o    Act as the Auditor's channel of direct communication to the
          Corporation. In this regard, the Committee shall, among other things, receive all reports from the Auditor of the Corporation, including timely reports of:

          1.   all critical accounting policies and practices to be used;

          2. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor of the Corporation; and

          3. other material written communications between the Auditor and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

     o Satisfy itself, on behalf of the Board of Directors, that the Auditor is "independent" of management, within the meaning given to such term in the rules and pronouncements of the applicable regulatory authorities and professional governing bodies. In furtherance of the foregoing, the Committee shall request that the Auditor at least annually provide a formal written statement delineating all relationships between the Auditor and the Corporation consistent with the rules of NASDAQ, and request information from the Auditor and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the Auditor in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Auditor.

     o Be responsible for preapproving all audit and non-audit services provided by the Auditor; provided, however, that the Committee shall have the authority to delegate such responsibility to one or more of its members to the extent permitted under applicable law and stock exchange rules.

     o Review the performance of the Auditor and make recommendations to the Board of Directors as to whether or not to continue to engage the Auditor.

     o Determine and review the remuneration of the Auditor and any independent advisors (including independent counsel) to the Committee.


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     o    Satisfy itself, on behalf of the Board of Directors, that the internal audit function has been effectively carried out and that any matter which the Auditor wishes to bring to the attention of the Board of Directors has been addressed and that there are no "unresolved differences" with the Auditor.

     FINANCIAL REPORTING PROCESSES AND RISK MANAGEMENT

     o Review the audit plan of the Auditor for the current year and review advice from the Auditor relating to management and internal controls and the responses of the Corporation to the suggestions made put forth.

     o Monitor the internal accounting controls, informational gathering systems and management reporting on internal controls of the Corporation.

     o Review with management and the Auditor the relevance and appropriateness of the accounting policies of the Corporation and review and approve all significant changes to such policies.

     o Satisfy itself, on behalf of the Board of Directors, that the Corporation has implemented appropriate systems of internal control over financial reporting and the safeguarding of the assets of the Corporation and other "risk management" functions (including the identification of significant risks and the establishment of appropriate procedures to manage those risks and the monitoring of corporate performance in light of applicable risks) affecting the assets of the Corporation, management, financial and business operations and the health and safety of employees and that these systems are operating effectively.

     o Review and approve the investment and treasury policies of the Corporation and monitor compliance with such policies.

     o Establish procedures for the receipt and treatment of (i) complaints received by the Corporation regarding accounting, controls, or auditing matters and (ii) confidential, anonymous submissions by employees of the Corporation as to concerns regarding questionable accounting or auditing.

     LEGAL AND REGULATORY COMPLIANCE

     o Satisfy itself, on behalf of the Board of Directors, that all material statutory deductions have been withheld by the Corporation and remitted to the appropriate authorities.


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     o    Without limiting its rights to engage counsel generally, review, with the principal legal external counsel of the Corporation, any legal matter that could have a significant impact on the financial statements of the Corporation.

     o Satisfy itself, on behalf of the Board of Directors, that all regulatory compliance issues have been identified and addressed.

     BUDGETS

     o Assist the Board of Directors in the review and approval of operational, capital and other budgets proposed by management.

     GENERAL

     o Perform any other activities consistent with this Charter, the By-laws of the Corporation and governing law and stock exchange rules, as the Committee or the Board of Directors deem necessary or appropriate.


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